As filed with the Securities and Exchange Commission on February 2, 2005

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2005

PEREGRINE
PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation)	0-17085 (Commission File Number)	95-3698422 (IRS Employer Identification No.)

14272 Franklin Avenue, Suite 100, Tustin, California 92780
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (714) 508-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐   Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry Into a Material Definitive Agreement.

       On January 31, 2005, the Registrant entered into a Common Stock Purchase Agreement (the "Agreement") with Melton Management, Ltd., an institutional investor (the "Investor"). Pursuant to the Agreement, the Registrant has the right to put up to 5,000,000 shares of its common stock to the Investor, subject to certain volume limitations, at a price per share based upon a discount to the average volume weighted average price of the Registrant's common stock for the three trading days prior to the date of the put, which volume limitations and per share prices can be adjusted upon mutual agreement. Any shares put to the Investor will be issued from the Registrant's shelf registration statement on Form S-3, No. 333-109982.

       The information included in this Current Report on Form 8-K shall not be deemed "filed" for purposes of, nor shall it be deemed incorporated by reference in, any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEREGRINE PHARMACEUTICALS, INC.

Date: February 2, 2005	By:	/s/ STEVEN W. KING
Steven W. King, President and Chief Executive Officer